As filed with the Securities and Exchange Commission on July 1, 2009
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
33-0628076
(I.R.S. Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of Principal Executive Offices, Including Zip Code)
VALEANT PHARMACEUTICALS INTERNATIONAL 2009 STOCK PURCHASE PLAN
(Full Title of the Plan)
STEVE T. MIN, ESQ.
Executive Vice President and General Counsel
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, California 92656
(949) 461-6000
(Name and Address of Agent For Service)
(Telephone Number, Including Area Code, of Agent For Service)
with copies to
D. BRADLEY PECK, ESQ.
THOMAS S. WELK, ESQ.
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	Maximum	Amount of
Securities To	To Be	Offering Price	Aggregate	Registration
Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Common Stock, $.01 par value per share	1,200,000	$24.40	$29,280,000	$1,633.83

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares issuable under the 2009 Stock Purchase Plan (the “Plan”) as set forth herein that may become issuable under the Plan in connection with stock splits, stock dividends, recapitalizations or similar transactions effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the New York Stock Exchange on June 24, 2009, which was $24.40.

EXPLANATORY NOTE
     This Registration Statement relates to 1,200,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Valeant Pharmaceuticals International, a Delaware corporation (the “Registrant”), issuable pursuant to the Plan. As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this Registration Statement omits the information specified in Part I of Form S-8. Document(s) containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act. Such document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 2, 2009.
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and Current Reports on Form 8-K, filed January 5, 2009, January 6, 2009, January 13, 2009, March 2, 2009, March 10, 2009, March 19, 2009, March 31, 2009, May 15, 2009, May 22, 2009, May 28, 2009, June 1, 2009, June 4, 2009, June 5, 2009 and June 11, 2009.
(c) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, dated October 24, 1994, as amended by (i) the Registration Statement on Form 8-A/A, dated October 25, 1994, (ii) the Registration Statement on Form 8-A/A, dated November 10, 1994; (iii) the Registration Statement on Form 8-A/A, dated October 6, 2004; (iv) the Registration Statement on Form 8-A/A, dated June 6, 2008; and (v) the Registration Statement on Form 8-A/A, dated May 15, 2009.
     In addition, all documents and other reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the respective date of filing of each such document.
     Any statement contained herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     None.

Item 6. Indemnification of Directors and Officers
     Section 145 (“Section 145”) of the General Corporation Law of the state of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the state of Delaware (the “Chancery Court”) or the court in which such action or suit was brought, shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for the expenses that the Chancery Court or such other court deems proper.
     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. However, if the director or officer is not successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard of conduct, as determined by a majority of the disinterested board of directors, or otherwise as described in Section 145.
     The Registrant’s certificate of incorporation and bylaws, as amended, provide indemnification to the Registrant’s officers and directors against liabilities they may incur in their capacities as such, which indemnification is similar to that provided by Section 145. The Registrant has also entered into agreements with certain of its officers indemnifying them against liability they may incur in their capacity as such consistent with the DGCL and the Registrant’s certificate of incorporation and bylaws. The Registrant also carries directors’ and officers’ liability insurance, providing for up to $60,000,000 in coverage (subject to applicable deductibles).
     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has provided in its certificate of incorporation, as amended, that its directors shall be exculpated from liability as provided under Section 102(b)(7) of the DGCL and to the fullest extent permitted by the DGCL.
     The foregoing summaries are qualified in their entirety by reference to the complete text of the DGCL, the Registrant’s certificate of incorporation, the Registrant’s bylaws and the agreements referred to above.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2003, filed by the Registrant on November 12, 2003).

3.2	Certificate of Correction to Restated Certificate of Incorporation, dated April 3, 2006 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended September 30, 2007, filed by the Registrant on November 8, 2007).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed by the Registrant on February 25, 2008).

4.1	Form of Rights Agreement (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4, filed by the Registrant on September 30, 1994).

4.2	Amendment No. 1 to Rights Agreement, dated as of October 5, 2004, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on October 6, 2004).

4.3	Amendment No. 2 to Rights Agreement, dated as of June 5, 2008, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on June 6, 2008).

4.4	Amendment No. 3 to Rights Agreement, dated as of May 15, 2009, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.4 to Amendment No. 5 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on May 15, 2009).

5.1	Opinion of Cooley Godward Kronish LLP regarding the legality of the shares of Common Stock covered by the Registration Statement.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney is contained on signature page hereto.

99.1	2009 Stock Purchase Plan.

99.2	2009 Stock Purchase Plan Offering Document.

Item 9. Undertakings
          (1) The undersigned Registrant hereby undertakes:
               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
               Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (d) That, for the purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
                    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned;
                    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
                    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, state of California, on this 30th day of June, 2009.

VALEANT PHARMACEUTICALS INTERNATIONAL

By:	/s/ J. Michael Pearson

Name: J. Michael Pearson
Title: Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement Valeant Pharmaceuticals International may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Michael Pearson J. Michael Pearson	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 30, 2009

/s/ Peter J. Blott Peter J. Blott	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2009

/s/ Robert A. Ingram Robert A. Ingram	Director	June 25, 2009

/s/ Richard H. Koppes Richard H. Koppes	Director	June 19, 2009

/s/ Lawrence N. Kugelman Lawrence N. Kugelman	Director	June 18, 2009

/s/ Anders Lönner Anders Lönner	Director	June 25, 2009

Signature	Title	Date

/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	June 18, 2009

/s/ G. Mason Morfit G. Mason Morfit	Director	June 25, 2009

/s/ Norma A. Provencio Norma A. Provencio	Director	June 25, 2009

/s/ Stephen F. Stefano Stephen F. Stefano	Director	June 25, 2009

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2003, filed by the Registrant on November 12, 2003).

3.2	Certificate of Correction to Restated Certificate of Incorporation, dated April 3, 2006 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended September 30, 2007, filed by the Registrant on November 8, 2007).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed by the Registrant on February 25, 2008).

4.1	Form of Rights Agreement (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4, filed by the Registrant on September 30, 1994).

4.2	Amendment No. 1 to Rights Agreement, dated as of October 5, 2004, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on October 6, 2004).

4.3	Amendment No. 2 to Rights Agreement, dated as of June 5, 2008, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on June 6, 2008).

4.4	Amendment No. 3 to Rights Agreement, dated as of May 15, 2009, by and between Valeant Pharmaceuticals International and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.4 to Amendment No. 5 to the Registrant’s Registration Statement on Form 8-A/A, filed by the Registrant on May 15, 2009).

5.1	Opinion of Cooley Godward Kronish LLP regarding the legality of the shares of Common Stock covered by the Registration Statement.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney is contained on signature page hereto.

99.1	2009 Stock Purchase Plan.

99.2	2009 Stock Purchase Plan Offering Document.